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                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                               OF BRADLEY E. BARKS

         THIS FIRST AMENDMENT to that certain Employment Agreement ("Original Agreement") dated as of March 4, 2002, by and between Global Preferred Holdings, Inc., a Delaware corporation (the "Company") and Bradley E. Barks ("You" or "Your", and together with the Company, collectively referred to as the "Parties") is made effective as of the 30th day of July, 2002 between the Parties.

                                   WITNESSETH:

         WHEREAS, the Parties desire to modify certain terms of the Original Agreement, as set forth in this Amendment;

         NOW THEREFORE, in consideration of the mutual premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by the Parties hereto, the Parties, intending to be legally bound, hereby agree as follows:

         1. Defined Terms. All defined terms in the Original Agreement shall have the same meaning herein unless the context requires otherwise or unless redefined herein.

         2. Amendment. Sections 5B and 5C of the Original Agreement shall be amended by deleting such sections in their entirety and replacing them with the following:

                  "5B. If, within ninety (90) days following a Change of Control, this Agreement terminates for the reasons set forth in sub-sections 4F or 4G of this Agreement, then the Company shall pay You a separation payment equal to three (3) months Base Salary in effect as of the date of termination, payable over a period of three (3) months in accordance with the Company's normal payroll practices (or at the election of the Company, payable as a lump sum payment), and any prorated Bonus payments (to the extent earned by You prior to Your termination date). For each month of service after three months, the forgoing separation payment shall be increased by one month Base Salary, with a maximum separation payment equal to twelve (12) months Base Salary in effect as of the date of termination, payable over a period of twelve (12) months in accordance with the Company's normal payroll practices (or at the election of the Company, payable as a lump sum payment). However, notwithstanding the forgoing, if the aggregate amounts payable to You pursuant to this Section 5B, together with any other payments made to You or on Your behalf by the Company as a result of such Change of Control, would cause You to receive aggregate "parachute payments" (as defined in Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code")) exceeding three (3) times Your "base amount" (as defined in Section 280G(b)(3) of the Code), then the aggregate amounts payable to You pursuant to this Section 5B shall be reduced until Your

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         aggregate "parachute payments" do not exceed three (3) times
         Your "base amount."

                  "5C. If this Agreement terminates for the reasons set forth in sub-sections 4F or 4G of this Agreement (other than under the circumstances described in Section 5B), then the Company shall pay You a separation payment equal to Your Base Salary in effect as of the date of termination for three
         (3) months, payable over a period of three (3) months in accordance with the Company's normal payroll practices (or at the election of the Company, payable as a lump sum payment), and any prorated Bonus payments (to the extent earned by You prior to Your termination date). For each month of service after three months, the forgoing separation payment shall be increased by one month Base Salary, with a maximum separation payment equal to twelve (12) months Base Salary in effect as of the date of termination, payable over a period of twelve
         (12) months in accordance with the Company's normal payroll practices (or at the election of the Company, payable as a lump sum payment)."

         3. Choice of Law. This Amendment will be governed by the internal law, and not the laws of conflicts, of the State of Georgia.

         4. Remaining Provisions. All other terms and conditions of the Original Agreement not modified by this Amendment shall remain as originally set forth in the Original Agreement.

         5. Counterparts. This Amendment may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall construed together and constitute the same instrument.

                       SIGNATURES BEGIN ON THE NEXT PAGE.


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         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.



                                       GLOBAL PREFERRED HOLDINGS, INC.:



                                       By: /s/  Edward F. McKernan
                                          --------------------------------------
                                          Edward F. McKernan
                                          Chief Executive Officer



                                       BRADLEY E. BARKS



                                        /s/  Bradley E. Barks
                                       -----------------------------------------
                                       Bradley E. Barks


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